CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219565 and 333-214862) and Post-Effective Amendments No.1 on Form S-8 (333-195948, 333-190138, 333-168597, 333-151659, 333-137933, 333-131457, 333-116369, 333-115311 and 333-112238) of Xperi Corporation (formerly known as Tessera Holding Corporation which is the successor registrant to Tessera Technologies, Inc.) of our report dated February 23, 2018 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, CA
February 23, 2018